UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

FORWARD LOOKING STATEMENTS

This Report contains “forward-looking statements” which represent our current expectations or beliefs including, but not limited to, statements concerning our operations, performance, and financial condition. These statements by their nature involve substantial risks and uncertainties. Statements in this Report about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.. Without limiting the generality of the foregoing, words such as “may”, anticipate”, “intend”, “could”, “estimate”, or “continue” or the negative or other comparable terminology are intended to identify forward- looking statements. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 8.01 Other Events

On July 11, 2014 Greenestone Healthcare Corporation (the “Registrant”) entered into a non-binding Exclusive Letter of Intent (the “LOI”) with Gordon Hay, Venture Academy Inc. and Venture Academy Ontario, Inc. (“Venture”). The transaction is for the purchase of the assets and business known as Venture Academy in Ontario and British Columbia (the “Asset”) by the Registrant.

As provided in the LOI, attached hereto as exhibit 10.01, the Registrant believes that the enterprise value of the Asset to be $3,700,000.000 CAD (three million seven hundred thousand Canadian dollars), which today’s rate of 1 CAD to 0.93 USD is $ 3,439,428.98 USD (three million four hundred thirty-nine thousand four hundred twenty-eight dollars and ninety-eight cents in USD), on a cash basis, debt free (the “Purchase Price”). The Purchase Price shall be subject to an adjustment based on the amount by which the Net Working Capital (to be defined in a definitive agreement) is less than zero.

As per the terms of the LOI the Purchase Price may be paid by the way of $3,000,000.00 CAD (three million Canadian dollars), which is $2,788,726.20 USD (two million seven hundred eighty-eight thousand seven hundred twenty-six dollars and twenty cents in USD) in cash and $700,000.00 CAD (seven-hundred thousand Canadian dollars), which is $ 650,702.78 USD (six hundred fifty thousand seven hundred and two dollars in USD) by way of a two year secured convertible note to be bearing interest at 4% and secured against the Menesing Ontario property (the “Note”). The Note shall be convertible into shares of the Registrant at a price to be determined and defined in the definitive agreements to be completed.

The LOI is non-binding upon the parties. The obligations of the Registrant are expressly conditional upon its completion of a full-blown satisfactory due process.

The foregoing is a summary of the material terms of the LOI. This summary does not purport to be a complete description of the LOI and is qualified in its entirety by reference to the text of the Exclusive Letter of Intent, a copy of which is attached hereto as Exhibit 10.1, respectively, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.01 Exclusive Letter of Intent between the Registrant and with Gordon Hay, Venture Academy Inc. and Venture Academy Ontario, Inc. dated July 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: July 17, 2014	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer